SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 19, 2015

International Packaging & Logistics Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21384	13-3367421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Irvine Center Dr., Suite 870, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 427-8700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation fo the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

International Packaging and Logistics Group, Inc. (“IPL Group Inc.”) (Seller), entered into an agreement with its majority owned subsidiary, EZ LINK Corporation (“EZ LINK”) (Buyer) which is a logistics company headquartered in Taiwan. EZ Link was established in July 2003 under the Company Law of Republic of China. Under this agreement EZ LINK is acquiring back IPL Group Inc.’s share position in EZ Link in exchange for their share position in IPL Group Inc. This transaction is effective as of February 28, 2015.

The terms are as follows:

IPL Group Inc. will assign its position in EZ LINK or 688,500 shares in the aggregate, to EZ LINK, such that, following such transaction, EZ KINK will no longer be a subsidiary of IPL Group Inc.

EZ LINK will assign the following:

(a) The 457,143 shares of common stock held by EZ LINK shareholders.

(b) The Series B Convertible preferred shares held by EZ LINK shareholders.

The EZ Link subsidiary accounts for less than 10% of the consolidated entity and therefore would not meet the significant criteria.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financials Statements

Pro forma financial information will be filed in conjunction with the Company December 31, 2014 Form 10-K.

(d)	Exhibits

10.1	Stock Purchase Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

International Packaging & Logistics Group Inc.

By:	/s/ Owen Naccarato
Owen Naccarato Chief Executive Officer

Date:  March 20, 2015